Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

NorthEast Community Bancorp, Inc.

White Plains, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-258165) of NorthEast Community Bancorp, Inc. of our report dated March 8, 2021, relating to the consolidated financial statements of Northeast Community Bancorp, Inc. as of and for the year ended December 31, 2020, which appears in this Form 10-K.

/S/ BDO USA, LLP

New York, New York

March 30, 2022